INLAND REAL ESTATE CORPORATION

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the three months ended March 31, 2013, reflect the results of operations of Inland Real Estate Corporation (the "Company") as if the acquisition of the ownership interest in IN Retail Fund, LLC, which occurred and is valued as of June 3, 2013, had occurred on January 1, 2012.

These unaudited pro forma condensed consolidated financial information should be read in connection with the financial statements and notes for the year ended December 31, 2012, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013.

The unaudited pro forma financial information is not necessarily indicative of what the results of operations of the Company would have been had the acquisition been completed as of the dates indicated or that may be achieved in the future.

INLAND REAL ESTATE CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2012
(In thousands except per share data)

	Historical (a)		Pro Forma Adjustments		As Adjusted
Revenues:
Rental income	$114,657		30,343	(b)	145,000
Tenant recoveries	37,021		12,967	(b)	49,988
Other property income	2,409		525	(b)	2,934
Fee income from unconsolidated joint ventures	5,757		(873)	(c)	4,884
Total revenues	159,844		42,962		202,806

Expenses:
Property operating expenses	22,615		7,084	(b)	29,699
Real estate tax expense	29,272		10,872	(b)	40,144
Depreciation and amortization	55,036		31,286	(d)	86,322
General and administrative expenses	17,552		118	(b)	17,670
Total expenses	124,475		49,360		173,835

Operating income (loss)	35,369		(6,398)		28,971
Other income	5,484		825	(b)	6,309
Interest expense	(35,680)		(7,508)	(e)	(43,188)
Income (loss) before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	5,173		(13,081)		(7,908)

Income tax benefit of taxable REIT subsidiaries	6,346		—		6,346
Equity in earnings of unconsolidated joint ventures	2,875		(3,129)	(f)	(254)
Income (loss) from continuing operations	14,394		(16,210)		(1,816)

Basic and diluted earnings attributable to common shares per weighted average common share:
Income (loss) from continuing operations	$0.07	(g)			(0.10)	(g)

Weighted average number of common shares outstanding — basic	89,006				98,006	(h)

Weighted average number of common shares outstanding — diluted	89,161				98,161	(h)

See accompanying notes to unaudited pro forma condensed consolidated financial information.

INLAND REAL ESTATE CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the three months ended March 31, 2013
(In thousands except per share data)

	Historical (a)		Pro Forma Adjustments		As Adjusted
Revenues:
Rental income	$27,792		7,592	(b)	35,384
Tenant recoveries	10,970		3,980	(b)	14,950
Other property income	573		62	(b)	635
Fee income from unconsolidated joint ventures	1,596		(179)	(c)	1,417
Total revenues	40,931		11,455		52,386

Expenses:
Property operating expenses	7,621		2,097	(b)	9,718
Real estate tax expense	7,246		2,995	(b)	10,241
Depreciation and amortization	12,653		7,822	(d)	20,475
General and administrative expenses	4,720		30	(b)	4,750
Total expenses	32,240		12,944		45,184

Operating income (loss)	8,691		(1,489)		7,202
Other income	2,587		—		2,587
Interest expense	(8,179)		(1,855)	(e)	(10,034)
Income (loss) before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	3,099		(3,344)		(245)

Income tax expense of taxable REIT subsidiaries	(228)		—		(228)
Equity in earnings of unconsolidated joint ventures	1,340		(997)	(f)	343
Income (loss) from continuing operations	4,211		(4,341)		(130)

Basic and diluted earnings attributable to common shares per weighted average common share:
Income (loss) from continuing operations	$0.02	(g)			(0.02)	(g)

Weighted average number of common shares outstanding — basic	89,476				98,476	(h)

Weighted average number of common shares outstanding — diluted	89,707				98,707	(h)

See accompanying notes to unaudited pro forma condensed consolidated financial information.

INLAND REAL ESTATE CORPORATION
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
(In thousands except per share data)

1.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(a)	As reported in the Company's Consolidated Statement of Operations for the year ended December 31, 2012 and the three months ended March 31, 2013.

(b)
Represents the activities of IN Retail Fund, LLC, including the estimated recalculation of straight-line rents and the amortization of above and below market leases on a straight-line basis over the remaining term of in-place leases.

(c)	Reflects the elimination of fees earned by the Company related to IN Retail Fund, LLC.

(d)
Represents the estimated depreciation and amortization of the acquired assets on a straight-line basis. The value of in-place leases are amortized over the life of the related lease. Building and improvements are depreciated based upon estimated useful lives of each asset type.

(e)
The pro forma adjustment to interest expense reflects additional interest expense as a result of mortgages payable assumed in the acquisition, partially reduced as a result of recording the mortgages payable at fair value. Also included is the estimated interest expense related to a $25,000 draw on the line of credit facility to partially fund the acquisition. The assumed interest rate is 2.0%.

(f)	Represents the elimination of the Company's share of IN Retail Fund, LLC's earnings.

(g)
The EPS from continuing operations includes the effect of dividends on preferred shares of $7,910 and $2,210 and income (loss) attributable to noncontrolling interest of ($67) and $12 for the twelve months ended December 31, 2012 and the three months ended March 31, 2013, respectively.

(h)	Includes the additional 9,000 shares of the Company's common stock utilized to partially fun the acquisition.

2.
As a result of the IN Retail Fund, LLC acquisition, the Company recognized a $95,378 gain from change in control of investment properties that was not included in the pro forma adjustments because it is a nonrecurring credit directly attributable to the acquisition.

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